Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Frederick J. Holzgrefe, III, President and Chief Operating Officer of Saia, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frederick J. Holzgrefe, III
Frederick J. Holzgrefe, III
President and Chief Operating Officer (Principal Financial Officer)
Saia, Inc.
May 1, 2019

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Saia, Inc. and will be retained by Saia, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.